SADLER, GIBB & ASSOCIATES, L.L.C.

CERTIFIED PUBLIC ACCOUNTANTS

Registered with the Public Company

Accounting Oversight Board

May 18, 2012

Office of the Chief Accountant
Securities and Exchange Commission
460 Fifth Street N. W.
Washington, DC 20549

Re: Protect Pharmaceutical Corporation

Commission File Number 000-54001

Dear Sirs:

We are not in agreement with the statements being made by Protect Pharmaceutical Corporation in its Form 10-K dated May 17, 2012 as they were not audited by us prior to issuance.

We hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K.

Sincerely,

Sadler, Gibb & Associates